UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2023

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard,
Suite 420
Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on March 27, 2023, Milestone Pharmaceuticals Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) and a Note Purchase Agreement (the “Note Purchase Agreement”) with RTW Investments, LP and certain of its affiliates (collectively, “RTW”).

Royalty Purchase Agreement

Pursuant to the Royalty Purchase Agreement, RTW agreed to purchase, following U.S. Food and Drug Administration (“FDA”) approval of etripamil (subject to certain conditions), in exchange for a purchase price of $75.0 million, the right to receive a tiered quarterly royalty payments (the “royalty interest”) on the annual net product sales of etripamil in the United States.

The Royalty Purchase Agreement contains various representations and warranties, covenants, indemnification obligations and other provisions customary for transactions of this nature, including the grant of a back-up security interests in the purchased royalties and certain assets related to etripamil and restrictions on the incurrence of additional indebtedness.

Note Purchase Agreement

On March 29, 2023, the Company closed the transaction contemplated by the Note Purchase Agreement and issued and sold the $50 million principal amount of 6.0% Convertible Senior Notes due 2029 (the “2029 Convertible Notes”) to the holders in a private placement transaction.

The 2029 Convertible Notes are senior secured obligations and are guaranteed on a senior secured basis by our wholly owned subsidiary, Milestone Pharmaceuticals USA, Inc. Interest, at the annual rate of 6.0%, is payable quarterly in cash or, at our option, payable in kind for the first three years. The maturity date for the 2029 Convertible Notes will be March 31, 2029. The obligations under the 2029 Convertible Notes are secured by substantially all of our and our subsidiary guarantor’s assets.

Each $1,000 of principal of the 2029 Convertible Notes (including any interest added thereto as payment in kind) is convertible into 191.0548 shares of our common shares, equivalent to an initial conversion price of approximately $5.23 per share, subject to customary anti-dilution and other adjustments. Subject to specified conditions, on or after March 27, 2027, the 2029 Convertible Notes are redeemable by us subject to certain conditions, at a redemption price equal to 100% of the principal amount of the 2029 Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Note Purchase Agreement contains customary terms and covenants, including negative covenants, such as limitations on indebtedness, liens, disposition of royalty interest and mergers. The Note Purchase Agreement also contains customary events of default, including defaults related to payment compliance, material inaccuracy of representations and warranties, covenant compliance, bankruptcy and insolvency proceedings, cross defaults to certain other agreements, judgment default and certain clinical trial failures.

The issuance of the 2029 Convertible Notes was conducted in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and by Rule 506 of Registration D, promulgated by the Securities and Exchange Commission (the “SEC”), and on similar exemptions under applicable state laws. Each purchaser party to the Note Purchase Agreement has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the 2029 Convertible Notes for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the 2029 Convertible Notes.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The offer, issuance and sale of the securities issued or issuable pursuant to the Note Purchase Agreement have not been, and will not be, registered under the Securities Act or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The descriptions of the Royalty Purchase Agreement and the Note Purchase Agreement are not complete and are qualified in their entirety by reference to the complete text of the Royalty Purchase Agreement and the Note Purchase Agreement, which are filed as exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 above is incorporated into this Item 3.02 by reference, as appropriate.

Item 7.01.	Regulation FD Disclosure.

Corporate Presentation

On March 31, 2023, the Company provided an updated corporate presentation that may be used in connection with presentations at conferences and investor meetings. The full text of the Company’s corporate presentation is filed as Exhibit 99.1 hereto, and incorporated herein by reference, and may also be accessed through the “Investors & Media” section of the Company’s website at www.milestonepharma.com.

The Company intends to use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website in the “Investors & Media” sections. Accordingly, investors should monitor such portions of its website, in addition to following press releases, SEC filings and public conference calls and webcasts.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, or the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the U.S. Securities Exchange Commission, or the SEC, made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1*♦	Royalty Purchase Agreement, dated as of March 27, 2023, by and among the Company and RTW.
10.2*♦	Note Purchase Agreement, dated as of March 27, 2023, by and among the Company and RTW.
99.1	Corporate Presentation, dated March 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain information (indicated by “[***]”) has been excluded from this exhibit.
♦	Certain schedules or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedules or exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

Date: March 31, 2023	By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer Principal Financial Officer